UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): February 22, 2010 (February 17, 2010)

SouthPeak Interactive Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51869	20-3290391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 Polo Parkway
Midlothian, Virginia 23113

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (804) 378-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a- 12 under the Exchange Act (17 CFR 240.14a- 12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 17, 2010, SouthPeak Interactive Corporation (the “Company”), and its subsidiaries, SouthPeak Interactive, L.L.C. (the “LLC”), and SouthPeak Interactive Limited (“Limited” and, with the Company and the LLC, “SouthPeak”), entered into an addendum (the “Addendum”), to their Loan Agreement with SunTrust Banks, Inc. (“SunTrust”), dated December 16, 2005. Pursuant to the Addendum, SunTrust has agreed to renew and extend the Company’s revolving loan until November 30, 2010 and has increased the Company’s credit facility from $7.5 to $8.0 million. The Addendum also sets forth additional covenants that require SouthPeak to maintain certain cash flow coverage ratios and a minimum tangible net worth.

On February 22, 2010, the Company issued a press release regarding the above referenced transaction. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information contained in Item 1.01 and in the accompanying exhibit shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Press Release by SouthPeak Interactive Corporation, dated February 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2010

SouthPeak Interactive Corporation

By:	/s/ Melanie Mroz
Melanie Mroz, Chief Executive Officer

Exhibit Index

Exhibit
Number	Description

99.1	Press Release by SouthPeak Interactive Corporation, dated February 22, 2010